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                                                                EXHIBIT 23.03

                           CONSENT OF LEHMAN BROTHERS
                           --------------------------

We consent to the references to our firm in the Registration Statement on Form S-4 of The E. W. Scripps Company and to the filing of our opinion, to be dated August 9, 1994, as an annex to the amended Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                                LEHMAN BROTHERS, INC.


                                                By:  /s/ Kevin R. Genirs
                                                     -------------------------
                                                     Kevin R. Genirs
                                                     Vice President and
                                                     Associate General Counsel


New York, New York


August 2, 1994
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